UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2003

DDS TECHNOLOGIES USA, INC.

(Exact name of registrant as specified in its charter)

Nevada 001-15547 13-4253546

(State or other (Commission File Number) (IRS Employer jurisdiction of incorporation) Identification No.)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

561-750-4450

Registrant's telephone number, including area code

Fishtheworld Holdings, Inc.

(Former name or former address, if changed since last report)

Item 5.         Other Events.

                DDS Technologies USA, Inc. (the "Company") completed, on July 9, 2003, a private placement pursuant to which the company raised $1,372,000 in exchange for (i) the issuance of 392,000 shares of common stock of the Company and (ii) warrants providing the right to holders to purchase up to an additional 196,000 shares of common stock at $7.00 per share, exercisable until June 29, 2006.

Item 7.         Exhibits.

10.1

Share Purchase Agreement by and between DDS Technologies USA, Inc. and CWH Associates, CD Investment Partners, Porter Partners, Limited, Nob Hill Capital PartnersL.P., Adams Select Fund Choice Investment Management, Omicron Capital and Paul J. Duggan, dated July 2, 2003.

10.2

Registration Rights Agreement by and between DDS Technologies USA, Inc. and CWH Associates, CD Investment Partners, Porter Partners, Limited, Nob Hill Capital PartnersL.P., Adams Select Fund Choice Investment Management, Omicron Capital and Paul J. Duggan, dated July 2, 2003.

10.3	Common Stock Purchase Warrant.
10.4	Press Release dated July 15, 2003

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS Technologies USA, Inc.

Date: July 14, 2003	By:	/s/ Joseph Fasciglione
Name: Joseph Fasciglione Title: Chief Financial Officer